Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

April 4, 2022

BigBear.ai Holdings, Inc.

6811 Benjamin Franklin Drive, Suite 200

Columbia, Maryland 21046

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to BigBear.ai Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering of up to 132,000,000 shares of its common stock, par value $0.0001 per share (the “Plan Shares”) under the BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan (the “Long-Term Plan”) and 20,000,000 shares of its common stock (together with the Plan Shares, the “Shares”) under the BigBear.ai Holdings, Inc. 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).

In reaching the opinions set forth herein, we have examined such documents, records, certificates, resolutions and other instruments as we have considered necessary or advisable for purposes of this opinion letter, including (i) the organizational documents of the Company, including the Certificate of Incorporation of the Company, (ii) minutes and records of the corporate proceedings of the Company, including certain resolutions adopted by the Board of Directors of the Company, (iii) the Long-Term Plan, (iv) the Employee Stock Purchase Plan and (v) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies, (iii) the legal capacity of all natural persons, (iv) the genuineness of all signatures, (v) the authority of all persons signing all documents submitted to us on behalf of the parties thereto, (vi) that all information contained in all documents reviewed by us is true, correct and complete, and (vii) that the Shares will be issued in accordance with the terms of the Long-Term Plan and Employee Stock Purchase Plan, as applicable. We have not independently established or verified any facts relevant to our opinions expressed herein, but have relied upon statements and representations of officers or other representatives of the Company.

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BigBear.ai Holdings, Inc.

April 4, 2022

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares are duly authorized and when the Shares are issued in accordance with the terms of the Long-Term Plan or Employee Stock Purchase Plan, as applicable, and the instruments executed thereunder, the Shares will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances of the Shares by at least the number of Shares and we have assumed that such condition will remain true at all future times relevant to this opinion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP